Exhibit 16(iii)

POWER OF ATTORNEY

I, Brian M. Storms, Trustee of UBS Index Trust, UBS Investment Trust, UBS Money Series, UBS Securities Trust, UBS Series Trust, Liquid Institutional Reserves, UBS PACE Select Advisors Trust, UBS Managed Municipal Trust and UBS Municipal Money Market Series (each a "Trust"), hereby constitute and appoint Amy R. Doberman, David M. Goldenberg, Keith A. Weller, Jack W. Murphy, Ethan D. Corey and Randy G. Legg, and each of them singly, my true and lawful attorneys, with full power to sign for me, in my name and in my capacity as Trustee of the Trust, any amendments to the current registration statement of the Trust on Form N-1A (as filed with the Securities and Exchange Commission) and all instruments necessary or desirable in connection therewith, and hereby ratify and confirm my signature as it may be signed by said attorneys to these amendments to registration and other instruments.
Signature	Title	Date
/s/Brian M. Storms Brian M. Storms	Trustee	June 30, 2003